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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2005

Edgen Corporation
(Exact name of Registrant as specified in its charter)

Nevada	333-124543	13-3908690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
18444 Highland Road, Baton Rouge, LA	70809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (225) 756-9868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On November 30, 2005, Edgen Carbon Products Group, L.L.C. ("Edgen Carbon"), a wholly owned subsidiary of Edgen Corporation ("Edgen"), entered into a purchase agreement with Murray International Metals Limited ("MIM UK") to acquire all of the outstanding equity interests of Murray International Metals Inc. ("MIM US"), a U.S. subsidiary of MIM UK. Based in Houston, Texas, MIM US supplies high yield and special grade structural steel to customers in the international oil and gas industry primarily in North and South America.

        On the same date, Pipe Acquisition Limited ("PAL"), a newly formed company organized by funds managed by Jefferies Capital Partners (our principal shareholders), entered into a purchase agreement with the shareholders of MIM UK that provides for the acquisition by PAL of all of the equity interests of MIM UK. Edgen Carbon is a party to that agreement solely in order to obtain the benefit of certain provisions which are also relevant to the MIM US purchase agreement.

        Upon completion of the transactions, a new holding company formed by the shareholders of Edgen named Edgen/Murray, L.P., will own all of the outstanding equity interests of Edgen and PAL. Accordingly, upon completion of the MIM UK acquisition, Edgen and MIM UK will both be directly or indirectly wholly owned by Edgen/Murray, L.P.

        The aggregate purchase price for the acquisition of MIM US is approximately UK£12 million (approximately US$21 million), including assumption of debt. The MIM US acquisition is scheduled to close before the end of the fourth quarter and is subject to the conditions set forth in the purchase agreement, including, among others, Edgen's ability to fund the MIM US acquisition with the issuance of additional notes under the same indenture as Edgen's existing 9 7/8% senior secured notes due 2011, receipt of a favorable opinion from an independent investment banking or appraisal firm as to the fairness to Edgen of the financial terms of the MIM US acquisition and the satisfaction or waiver of certain conditions to the closing of the MIM UK acquisition, including, among other things, PAL entering into financing arrangements for the MIM UK acquisition and credit facility commitments.

        Neither Edgen's existing 9 7/8% notes, nor any additional notes issued by Edgen to finance the MIM US acquisition, will be guaranteed by MIM UK, PAL or Edgen/Murray, L.P. Any such additional notes are expected to be issued in a private placement and resold by the initial purchaser(s) to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). Such additional notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report is neither an offer to sell nor a solicitation to buy any of these securities. The completion of the offering is subject to, among other things, market conditions, and no assurance can be given that it can be completed on acceptable terms, or at all.

        Edgen has received consent, subject to customary conditions and the completion of certain due diligence, under its senior credit facility to the MIM US acquisition and the issuance of additional notes, and has agreed to amend the credit facility to increase the interest rate on revolving loans by 50 basis points and add MIM US as a guarantor.

        The descriptions set forth above are qualified in their entirety by reference to the MIM US purchase agreement and the credit facility consent letter. A copy of the MIM US purchase agreement, the credit facility consent letter and the press release issued by Edgen with respect to the above transactions are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

        Forward-Looking Statements: This report contains forward-looking statements. The forward-looking statements are based on Edgen's current expectations and beliefs concerning future developments and their potential effects on Edgen. There can be no assurance that future developments affecting Edgen will be those anticipated by Edgen. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made to differ include that the transactions are subject to a number of conditions and approvals and that the final purchase price for the MIM US acquisition is subject to exchange rate fluctuations. Other important factors are discussed under the caption "Forward-Looking Statements" in Edgen's registration statement on Form S-4 (File No. 333-124543) filed on June 14, 2005 and in subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Edgen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01. REGULATION FD DISCLOSURE.

        The following information is being furnished under Item 7.01 "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

        Attached as Exhibit 99.4 to this report are selected portions of information that Edgen expects to disclose to prospective investors in connection with the proposed private placement of additional notes discussed above.

Item 8.01. OTHER EVENTS.

        In the past, Edgen has defined international sales for reporting purposes based on shipping point destination, regardless of the location of end use. Accordingly, sales were not categorized as international sales if the shipping point destination was in the United States, even if the end use was outside of the United States. Edgen's management has determined that defining international sales based on the location of end use, regardless of shipping point destination, provides a more meaningful measurement of international sales, and Edgen intends to report international sales based on this revised definition going forward. The table below shows international sales and international sales as a

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percentage of total sales as previously reported and as revised to reflect this new definition for the periods presented (in thousands):

	International Sales		International Sales as a Percentage of Total Sales
Period	As Previously Reported	As Revised	As Previously Reported	As Revised
Fiscal Year 2002	$1,773	$1,773	0.8%	0.8%
Fiscal Year 2003	3,900	3,963	2.7%	2.7%
Fiscal Year 2004	16,864	16,525	8.1%	8.0%
1st Quarter 2004	2,803	2,425	6.5%	5.7%
2nd Quarter 2004	3,252	4,811	6.0%	8.9%
3rd Quarter 2004	3,426	4,839	6.5%	9.1%
4th Quarter 2004	7,383	4,450	12.8%	7.7%
Period January 1, 2005 to January 31, 2005	1,897	2,253	10.0%	11.9%
Period February 1, 2005 to March 31, 2005	6,577	7,440	14.3%	16.2%
2nd Quarter 2005	5,237	6,535	7.0%	8.8%
3rd Quarter 2005	11,123	11,971	14.7%	15.8%
Three months ended March 31, 2004	2,803	2,425	6.5%	5.7%
Six months ended June 30, 2004	6,055	7,236	6.3%	7.5%
Nine months ended September 30, 2004	9,481	12,075	6.3%	8.1%
Combined three months ended March 31, 2005	8,474	9,693	13.1%	14.9%
Combined six months ended June 30, 2005	13,711	16,228	9.8%	11.7%
Combined nine months ended September 30, 2005	24,834	28,199	11.6%	13.1%

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)
Exhibits.

No.	Exhibit
99.1
Agreement for the Sale and Purchase of Stock in Murray International Metals Inc., dated as of November 30, 2005, by and between Edgen Carbon Products Group, L.L.C. and Murray International Metals Limited
99.2
Credit facility consent letter, dated November 30, 2005, from GMAC Commercial Finance LLC, accepted and agreed by Edgen Carbon Products Group, L.L.C. and Edgen Alloy Products Group, L.L.C. and acknowledged and confirmed by Edgen Corporation and Edgen Louisiana Corporation
99.3	Press release dated December 1, 2005
99.4	Selected portions of information that Edgen expects to disclose to prospective investors in connection with the proposed private placement of additional notes

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN CORPORATION
Dated: December 1, 2005	By:	/s/ DAVID L. LAXTON David L. Laxton, III Chief Financial Officer

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EXHIBIT INDEX

No.	Exhibit
99.1
Agreement for the Sale and Purchase of Stock in Murray International Metals Inc., dated as of November 30, 2005, by and between Edgen Carbon Products Group, L.L.C. and Murray International Metals Limited
99.2
Credit facility consent letter, dated November 30, 2005, from GMAC Commercial Finance LLC, accepted and agreed by Edgen Carbon Products Group, L.L.C. and Edgen Alloy Products Group, L.L.C. and acknowledged and confirmed by Edgen Corporation and Edgen Louisiana Corporation
99.3	Press release dated December 1, 2005
99.4	Selected portions of information that Edgen expects to disclose to prospective investors in connection with the proposed private placement of additional notes

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